As filed with the Securities and Exchange Commission on August 8, 2002
                                              Registration No. 333-92382

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                 AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                                 --------------
                                  VERSAR, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                 --------------

             Delaware                                 54-0852979
 (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                Identification Number)

                 6850 Versar Center, Springfield, Virginia 22151
                                 (703) 750-3000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                 --------------

              James C. Dobbs                             Copy to:
Senior Vice President and General Counsel            Elizabeth H. Noe
               Versar, Inc.                Paul, Hastings, Janofsky & Walker LLP
            6850 Versar Center            600 Peachtree Street, N.E., Suite 2400
       Springfield, Virginia 22151              Atlanta, Georgia 30308-2222
              (703) 750-3000                          (404) 815-2400
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                                 --------------

        Approximate date of commencement of proposed sale to the public:

   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                 --------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                             Proposed Maximum   Proposed Maximum
                         Title of                             Amount to          Offering          Aggregate           Amount of
               Securities to be Registered                  be Registered   Price Per Share     Offering Price(1)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value ............................   745,304(2)          (1)            $2,196,221.54         $202.05(3)

====================================================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Calculation of this price is based upon the average high and low prices of the Common Stock as reported on the American Stock Exchange on July 11, 2002, for the shares included in the initial filing of this Registration Statement, and on August 5, 2002, for the additional shares included in this Amendment. This results in a proposed maximum offering price per share of $2.95 for the 718,365 shares included in the initial Registration Statement, and $2.86 for the 26,939 additional shares included in this Amendment.

     (2) 386,121 shares of common stock are issuable upon the exercise of warrants issued to the selling stockholders.

     (3) The Registrant previously paid $194.96 of this registration fee in connection with the initial filing of this Registration Statement with respect to 718,365 shares. The remaining $7.09 is paid herewith.



The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                 745,304 Shares


                                  VERSAR, INC.

                                  Common Stock

                                 --------------


         This prospectus relates to the resale of up to 745,304 shares of our common stock, including 386,121 shares issuable upon exercise of warrants, by the selling stockholders identified in this prospectus.

         The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other succesors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares by the selling stockholders. We will receive cash equal to the amount of the exercise price of the warrants issued to the selling stockholders, if they choose to exercise their warrants.

         Our common stock is traded on the American Stock Exchange under the symbol "VSR." The last reported sales price of our common stock on August 5, 2002 was $2.86 per share.



                                 --------------

         The shares of our common stock offered or sold under this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about important factors you should consider before buying the common stock.


                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                The date of this prospectus is __________, 2002.

                                TABLE OF CONTENTS
                                                                            Page
PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS.....................................................6
INFORMATION INCORPORATED BY REFERENCE..........................................6
WHERE YOU CAN FIND MORE INFORMATION............................................7
SELLING STOCKHOLDERS...........................................................7
USE OF PROCEEDS................................................................8
PLAN OF DISTRIBUTION...........................................................8
LEGAL MATTERS..................................................................9
EXPERTS........................................................................9

                               Prospectus Summary

         This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, included or incorporated by reference in this prospectus. You should read the full text of, and consider carefully, the more specific details contained in or incorporated by reference into this prospectus.

Our Business

         Versar, Inc. is a leading professional services firm supporting government and industry in homeland defense and counter-terrorism, environmental health and safety and infrastructure revitalization. We have three major business areas as follows:

     o Environmental Services - including pollution prevention, compliance management and the environmental restoration of industrial and commercial facilities sites and military bases;

     o Architectural and Engineering Services - in support of industrial, commercial, and government infrastructure projects, including energy and demilitarization of weapons of mass destruction; and

     o National Security Services - including personal protection equipment and technology development efforts in support of chemical demilitarization and counter-terrorism.

         Our executive offices are located 6850 Versar Center, Springfield, Virginia 22151, and our telephone number is (703)750-3000.

The Offering

         On June 14, 2002, we entered into a securities purchase agreement with one of the selling stockholders, Radyr Investments Limited, whereby we agreed to sell to them shares of our common stock and warrants to purchase our common stock for an aggregate purchase price of $1,000,000. On June 14, 2002, we issued: (i) 359,183 shares of our common stock; and, (ii) warrants for the purchase of 359,182 shares of our common stock to Radyr, which we collectively refer to in this prospectus as the "private placement." In accordance with the formula set out in the purchase agreement, we sold the shares to Radyr at a price of $2.78 per share. Their warrants were also priced according to a formula in the securities purchase agreement. Based on this formula, 179,591 of their warrants have an exercise price of $3.48 per share, and 179,591 of their warrants have an exercise price of $4.00 per share. Also, as part of the purchase agreement, we agreed to register the shares of common stock, and the shares of common stock underlying the warrants, for resale.

         As a result of the closing of the private placement, we were obligated to issue warrants for 26,939 shares of our common stock to the other selling shareholder, AGE Investments, Inc., an affiliate of our placement agent, A.G. Edwards & Sons, Inc., pursuant to a November 16, 2001 letter of engagement between A.G. Edwards and the company. The warrants were issued to AGE Investments on July 31, 2002, and have an exercise price of $3.46 a share, as calculated pursuant to a formula set forth in the November 16, 2001 engagement letter. We are obligated to register the shares of common stock underlying the warrants for resale.

         This prospectus relates to the resale of up to 745,304 shares of our common stock, including the 386,121 shares of common stock underlying the warrants issued to the selling stockholders described above, if they choose to exercise those warrants. The prices at which the selling stockholders may sell their shares will be determined by the prevailing market for the shares or in negotiated transactions. See "Selling Stockholders."

Use of Proceeds


         The selling stockholders will receive all of the proceeds from the sale of the common stock pursuant to this prospectus. We will not receive any of the proceeds from sales by the selling stockholders of the offered shares of common stock. We will receive cash equal to the amount of the exercise price of the warrants issued to the selling stockholders, if they choose to exercise their warrants.

                                  Risk Factors

         An investment in our common stock is subject to many risks. You should carefully consider the risks described below, together with all of the other information included or incorporated by reference into this prospectus, including the financial statements and the related notes, before you decide whether to purchase shares of our common stock. Our business, operating results and financial condition could be harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

WE ARE DEPENDENT ON GOVERNMENT CONTRACTS FOR THE MAJORITY OF OUR REVENUE, AND A REDUCTION OR DELAY IN SPENDING BY GOVERNMENT AGENCIES COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS.

         Contracts with agencies of the United States government and various state and local governments have historically represented approximately 82% of our revenue, with only 18% of our revenue coming from commercial sources. Therefore, the majority of our revenue and the success of our business is materially dependent on contracts with governmental agencies. Companies engaged in government contracting are subject to certain unique business risks not shared by the general commercial sector. Among these risks, are:

     o dependence on congressional appropriations and administrative allotment of funds;

     o policies and regulations that can be changed at any time by Congress or a presidential administration;

     o government contracts that are usually awarded for relatively short periods of time and are subject to renewal options in favor of the government; and

     o many contracts with Federal government agencies require annual funding and may be terminated at the agency's discretion.

         Following the award of a government contract, payment for the work is dependent on congressional appropriations of the funds necessary to complete the task. The Federal government contracting laws also provide that the United States government is to do business only with responsible contractors. Accordingly, Federal agencies have the authority under certain circumstances to suspend or debar a contractor from bidding on government contracts.

         A reduction or shift in spending priorities by Federal government agencies could limit or eliminate the continued funding of our existing government contracts. These reductions or shifts in spending, if significant, could have a material adverse effect on our business.

OUR GOVERNMENT CONTRACTS ARE SUBJECT TO AUDIT AND POTENTIAL REDUCTION OF COSTS AND FEES.

         Contracts with the Federal government and many other state and local governmental agencies are subject to audit, which could result in the disallowance of certain fees and costs. These audits may be conducted by governmental agencies and can result in the disallowance of significant costs and expenses if the auditing agency determines, in its discretion, that certain costs and expenses were not warranted or were excessive. Disallowance of costs and expenses, if pervasive or significant, could have a material adverse effect on our business.

ROBUST REGULATORY ENFORCEMENT OF ENVIRONMENTAL REGULATIONS IS IMPORTANT TO OUR FINANCIAL SUCCESS.

         Our business is materially dependent on the continued enforcement by state and federal governments of various environmental regulations. From time to time, depending on political pressures, state and federal agencies relax environmental clean-up standards to promote economic growth and to discourage industrial businesses from relocating. Any relaxation in clean-up standards impacts our ability to secure additional contracting work with such agencies or with other federal agencies that operate or manage contaminated property. Further, in a period of relaxed environmental standards, private industry may be less willing to allocate funds to consulting services designed to prevent or remediate environmental problems.

WE COULD FACE POTENTIAL LIABILITY FOR FAILURE TO PROPERLY DESIGN REMEDIATION.

         A part of our business involves the design and implementation of remediation at environmental clean-up sites. If we fail to properly design and build a remediation system or if someone claims that we did, we could face expensive litigation and settlement costs. If we failed to successfully defend against such a lawsuit, it could materially effect our business.

WE OPERATE IN HIGHLY COMPETITIVE INDUSTRIES.

         The markets for many of our services are highly competitive. There are numerous professional architectural, engineering and environmental consulting firms, and other organizations which offer many of the same services offered by us. We compete with many companies, many of which have greater resources than us and we cannot assure you that such competitors will not substantially increase the resources devoted to their business in a manner competitive with the services provided by us. Competitive factors include reputation, performance, price, geographic location and availability of technically skilled personnel. In addition, we face competition from the use by our clients of in-house environmental, engineering and other staff.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD HAVE A NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         Our quarterly revenues, expenses and operating results have and may continue to fluctuate significantly because of a number of factors, including:


     o The seasonality of the spending cycle of our public sector clients, notably the Federal government and the spending patterns of our private sector clients;

     o    Employee hiring and utilization rates;

     o The number and significance of client engagements commenced and completed during a quarter;

     o Delays incurred in connection with an engagement because of weather or other factors;

     o    The ability of clients to terminate engagements without penalties;

     o    The size and scope of engagements;

     o The ability to perform contracts within budget or contractual limitations;

     o    The timing of expenses incurred for corporate initiatives;

     o    Reductions in the prices of services offered by our competitors; and

     o    Winning rebids of our existing large government contracts.

         Variations in any of these factors could cause significant fluctuations in our operating results from quarter to quarter and could result in net losses.

WE ARE HIGHLY DEPENDENT ON KEY PERSONNEL.

         Our business is managed by a small number of key management and operating and professional personnel, the loss of certain of whom could have a material adverse effect on us. We believe that our ability to manage planned growth successfully will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel.

RISKS RELATED TO ARTHUR ANDERSEN LLP

         YOU MAY HAVE NO EFFECTIVE REMEDY AGAINST ARTHUR ANDERSEN LLP IN CONNECTION WITH A MATERIAL MISSTATEMENT OR OMISSION IN OUR FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the inclusion of its report in this prospectus, and we have not filed that consent, in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Because Arthur Andersen has not consented to the inclusion of its report in this prospectus, your ability to assert claims against Arthur Andersen may be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen under Section 11(a)(4) of the Securities Act for untrue statements of a material fact, if any, contained in the financial statements audited by Arthur Andersen or omissions to state a material fact, if any, required to be stated in those financial statements.


                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", estimates", "continue" or other similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information. Forward-looking statements involve numerous risks and uncertainties, including those factors described in the "Risk Factors" section of this prospectus, that could cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference. You should not place undue reliance on any forward-looking statements, which reflect our management's view only as of the date of this prospectus. We will not update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.


                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

     (1) our annual report on Form 10-K for the fiscal year ended June 30, 2001 filed on September 28, 2001;

     (2) our quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2001, filed on November 14, 2002, December 3, 2001, filed on February 15, 2002, and March 31, 2002, filed on May 14, 2002;

     (3) our current reports on Form 8-K filed June 14, 2002 and June 20, 2002; and

     (4) the description of our common stock contained in our registration statement on Form 8-A filed on October 29, 1986.

         Any statement contained in a document incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

         Upon written or oral request, we will provide without charge a copy of these filings, and a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for these copies should be directed to Corporate Secretary, Versar, Inc., 6850 Versar Center, Springfield, Virginia 22151, telephone (703) 750-3000.

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR AMENDMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NO SELLING STOCKHOLDER IS AUTHORIZED TO MAKE AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.versar.com or at the SEC's Web site at http://www.sec.gov. Information contained on or accessible from our web site is not incorporated into this prospectus and should not be relied upon for any purpose related to this prospectus.


                              SELLING STOCKHOLDERS

         The following table sets forth the names of the selling stockholders and the number of shares being registered for sale as of the date of this prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by the selling stockholders. The following table assumes that the selling stockholders will sell all of the shares being offered for their accounts by this prospectus. However, we are unable to determine the exact number of shares that actually will be sold. The shares offered by this prospectus may be offered from time to time by the selling stockholders. This information is based upon information provided by the selling stockholders and public documents filed with the SEC, and is not necessarily indicative of beneficial ownership or for any other purpose. The number of shares of common stock beneficially owned by the selling stockholders is determined in accordance with the rules of the SEC. The term "selling stockholders" includes the stockholders listed below and their transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for the selling stockholders is based on 7,206,066 shares of common stock outstanding as of August 5, 2002.


                                        Number of
                                        Shares of         Percent of        Number of      Number of        Percent of
                                       Common Stock       Outstanding     Shares to be       Shares        Outstanding
                                       Beneficially         Shares            Sold        Beneficially        Shares
                                          Owned          Beneficially      Pursuant to       Owned         Beneficially
                                        Prior to             Owned            this         After the     Owned After the
Name of Selling Stockholders            Offering      Prior to Offering   Prospectus      Offering (4)     Offering (4)
---------------------------             --------      -----------------   ----------     ------------     ------------
(1)Radyr Investments Limited........    718,365(2)           9.5%         718,365(2)          0                0
AGE Investments, Inc................     26,939(3)            *            26,939(3)          0                0

--------------
*Less than 1%

(1) Investment and voting decisions for Radyr Investments are made by its board of directors, the members of which are David Sims and Lamberto Banchetti.
(2) Includes 359,182 shares of our common stock issuable upon exercise of warrants held by Radyr, 179,591 of which have an exercise price of $3.48 per share, and 179,591 of which have an exercise price of $4.00 per share.
(3) 26,939 shares of our common stock are issuable upon exercise of warrants held by AGE Investments, at an exercise price of $3.46 per share. AGE Investments is an affiliate of A.G. Edwards & Sons, Inc., and both companies are subsidiaries of A.G. Edwards, Inc.

(4) Assumes that all shares being offered by the selling stockholders under this prospectus are sold, and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. All proceeds will be received by the selling stockholders. We will receive cash equal to the amount of the exercise price of the warrants issued to the selling stockholders, if they choose to exercise their warrants.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, if all applicable requirements have been met, rather than under this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale in compliance with Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.


         AGE Investments is an affiliate of a broker-dealer. AGE Investments purchased its shares in the ordinary course of its business and had no agreements or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased them.


         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incurred incident to the registration of the shares. The selling stockholders shall bear their own fees and expenses, including but not limited to, the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



                                  LEGAL MATTERS

         The validity of the common stock offered in this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker, LLP.

                                     EXPERTS

The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended June 30, 2001 have been so incorporated in reliance on the report Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to the inclusion of its report in this prospectus, and we have not filed that consent in reliance on Rule 437a promulgated under the Securities Act. We refer you to "Risk Factors--Risks Related to Arthur Andersen LLP" for a discussion of the risks associated with our inability to obtain Arthur Andersen's consent.

================================================================================


         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus should not be considered an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.






                                 745,304 Shares



                                  VERSAR, INC.

                                  Common Stock




                                   PROSPECTUS





                                    ___, 2002




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.

         All costs and expenses incurred in connection with the issuance and distribution of the securities being registered for sale will be paid by the Registrant. The following is an itemized statement of these costs and expenses. All amounts are estimates except the Securities and Exchange Commission registration fee.


       SEC registration fee..............................            $200
       Printing and engraving............................            $500
       Legal fees and expenses...........................         $15,000
       Miscellaneous                                               $1,000
                                                         -----------------
       Accounting fees and expenses......................              $0
                                                         -----------------
            Total........................................         $16,700


Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Certificate of Incorporation and Bylaws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits.


Exhibit
Number                                      Description of Document
------                                      -----------------------

4.1             Registration Rights Agreement dated June 14, 2002 between
                 Versar, Inc. and Radyr Investments Limited.*
4.2             Registration Rights Agreement dated July 31, 2002 between
                 Versar, Inc. and AGE Investments, Inc.**
4.3             Stock Purchase Warrant dated June 14, 2002*
4.4             Stock Purchase Warrant dated June 14, 2002*
4.5             Stock Purchase Warrant dated July 31, 2002**
5.1             Opinion of Paul, Hastings, Janofsky & Walker LLP.**
23.2            Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                 Exhibit 5.1).**
24.1            Power of Attorney (included on the Signature Page of this
                 registration statement).*

*Previously filed.
**Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Versar, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Commonwealth of Virginia, on this 8th day of August, 2002.


                                     VERSAR, INC.

                                     By:   /s/ Theodore M. Prociv
                                         -----------------------------------
                                        Theodore M. Prociv
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                                        Title                                                   Date
----                                        -----                                                   ----

/s/  Theodore M. Prociv                     Director, President and Chief Executive Officer         August 8, 2002
------------------------------------
Theodore M. Prociv

*/s/                                        Senior Vice President, Chief Financial Officer and
------------------------------------        Treasurer
Lawrence W. Sinnott

*/s/                                        Director - Chairman of the Board
------------------------------------
Benjamin M. Rawls

                                            Director
------------------------------------
Fernando V. Galaviz

*/s/                                        Director
------------------------------------
Robert L. Durfee

                                            Director
------------------------------------
James L. Gallagher

*/s/                                        Director
------------------------------------
Dr. Michael Markels, Jr.

                                            Director
------------------------------------
Thomas J. Shields

*/s/                                        Director
------------------------------------
Amoretta M. Hoeber

                                            Director
------------------------------------
Amir Metry

*/s/                                        Director
------------------------------------
Paul J. Hoeper

*By: /s/ Theodore M. Prociv                                                                         August 8, 2002
     ----------------------
        Theodore M. Prociv
         Attorney-in-fact


                                INDEX TO EXHIBITS

Exhibit
Number          Description of Document
------          -----------------------

4.1             Registration Rights Agreement dated June 14, 2002 between
                 Versar, Inc. and Radyr Investments, Limited.*
4.2             Registration Rights Agreement dated July 31, 2002 between
                 Versar, Inc. and AGE Investments, Inc.**
4.3             Stock Purchase Warrant dated June 14, 2002*
4.4             Stock Purchase Warrant dated June 14, 2002*
4.5             Stock Purchase Warrant dated July 31, 2002**
5.1             Opinion of Paul, Hastings, Janofsky & Walker LLP.**
23.2            Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                 Exhibit 5.1).**
24.1            Power of Attorney (included on the Signature Page of this
                 registration statement).*

*Previously filed.
**Filed herewith.